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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56987) pertaining to the 1997 Long-Term Equity Incentive Plan and the Employee Stock Purchase Plan of Province Healthcare Company of our report dated July 23, 1999, with respect to the combined financial statements of Doctors' Hospital of Opelousas and certain affiliated entities included in this Current Report (Form 8-K/A Amendment No. 1) of Province Healthcare Company, dated August 16, 1999.




                                           Ernst & Young LLP

Nashville, Tennessee
August 13, 1999